Exhibit 99.2

     Statement Under Oath of Principal Executive Officer Regarding Facts and
                 Circumstances Relating to Exchange Act Filings


I, G. Michael Durkin state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered reports of PepsiAmericas, Inc., and, except as corrected or supplemented in a subsequent covered report:

         o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

         o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) I have reviewed the contents of this statement with the PepsiAmericas' Audit Committee.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

         o Annual Report on Form 10-K of PepsiAmericas, Inc., for the fiscal year ended December 29, 2001, filed on March 25, 2002;

         o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of PepsiAmericas, Inc., filed with the Commission subsequent to the filing of the Form 10-K identified above; and

         o  and amendments to any of the foregoing.





                                                 Subscribed and sworn to
-------------------------------------------      before me this ____ day of
Name:  G. Michael Durkin                         ______________ 2002.
Date:

                                                 Notary Public

                                                 My Commission Expires: